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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made this 24th day of February 2004 by and between Immersion Medical ("Employer"), a Gaithersburg, MD company with offices at 55 West Watkins Mill Road, Gaithersburg, MD 20878, and Richard Vogel, ("Employee").

WHEREAS Employer is engaged in the business of medical simulation and visualization; and,

WHEREAS Employer and Employee mutually desire the employment of Employee; therefore,

The Parties agree as follows:

ARTICLE I - SCOPE

     A. Employee will serve employer as "Senior Vice President-General Manager, Immersion Medical". Employee accepts and agrees to such employment and to perform all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer. Employee will also perform such other and unrelated service and Employer may assign duties as to Employee from time to time.

     B. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents to further the growth and development of Immersion Medical. Such duties shall be provided at Gaithersburg, MD and at such other places(s) as the needs, business or opportunities of the Employer may require from time to time.

     C. Employee will have an adequate working knowledge of the services and products offered by Immersion Medical.

ARTICLE II - TERM

     This Agreement shall be effective for a minimum period of six (6) months, beginning on March 1, 2004, unless and until terminated by one or both parties in accordance with ARTICLE X herein.

ARTICLE III - COMPENSATION

     Financial compensation will be provided via A. Base Salary and Incentive B. Benefits C. Stock Options D. Relocation E. Termination for Cause F. Termination Without Cause



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     A. BASE SALARY AND INCENTIVE
     Your initial base salary will be $200,000 annually, payable in accordance with the Company's customary payroll practice. In addition to your base salary, the company agrees to compensate you up to an additional 50% of your base salary, contingent upon successfully achieving mutually agreeable objectives during 2004.


     B. BENEFITS
     As of the date-of-hire, Employee will be eligible for all employee benefits offered to full-time employees. Employee will also accrue vacation at a rate of 4 weeks per year.

     C. STOCK OPTIONS
     Effective upon board approval, the Company will grant you an option to purchase 200,000 shares of the Company's Common Stock pursuant to the Company's stock option plan and standard stock option agreement. All options will have an exercise price that will be equal to the fair market value of the Company's Common Stock at the date of grant. The options will become exercisable over a four-year exercise schedule with 25% of the shares vesting at the end of your first twelve months of service, and with an additional 2.083% vesting per month thereafter, at the close of each month during which you remain employed with the Company. All Options, to the extent unexercised and exercisable by the Employee on the date on which the Employee's employment is terminated without Cause, may be exercised by Employee within six (6) months after the Employee's employment is terminated but in any event no later than the option expiration date as set forth in the Company's Plan.


     D. RELOCATION
     In addition to the above-mentioned salary and benefits, Immersion Medical agrees to subsidize your relocation to Maryland in the amount of up to $50,000 (subject to appropriate state and federal taxes). A copy of the Relocation Policy will be forwarded to you for your review and signature. Funds will be released upon Immersion obtaining a signed copy of the Relocation Policy and as approved expenses are incurred.

     E. TERMINATION FOR CAUSE:

     If the Company terminates your employment for Cause, as defined below, you shall be entitled to no compensation or benefits from the Company other than those earned. For purposes of this letter agreement, a termination "for Cause" occurs if the Company for any of the following reasons terminates your employment: theft, dishonesty, or falsification of any employment or Company records; your conviction of a felony or of any criminal act which impairs your ability to perform your duties with the Company; your improper use or disclosure of the Company's confidential or proprietary information; any intentional act by you that has a material detrimental effect on the Company's reputation or business; or any material breach of the terms of this letter agreement by you, which breach, if curable, is not cured within thirty (30) days following written notice of such breach from the Company.

     F. TERMINATION WITHOUT CAUSE
     The termination of Employee's employment by the Company within the twenty-four (24) month period beginning on your start date for any reason other than

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     (i) for Cause, or (ii) for Employee's death or permanent disability shall constitute a "Termination Without Cause." In the event of a Termination Without Cause, Employee shall be entitled to the following separation benefits provided that Employee executes a general release of all known and unknown claims against the Company in a form acceptable to the Company:

     1. Continued payment of Employee's salary at his final Base Salary rate, less applicable withholding, for six (6) months following his termination; As of Employee's termination of employment, he will be entitled to elect to purchase group health insurance coverage in accordance with federal law (COBRA). If Employee timely elects COBRA coverage, the Company shall pay the premiums for Employee's COBRA coverage for the following six (6) month period. Thereafter, Employee may elect to continue COBRA coverage at his own expense.

ARTICLE IV - PERFORMANCE APPRAISALS

     Employee performance appraisals will be given after the first six (6) months of employment and every January thereafter. January performance appraisals may be accompanied by a salary review beginning January, 2005.

ARTICLE V - REIMBURSEMENT FOR EXPENSES

     Immersion Medical will reimburse expenses incurred by Employee in fulfilling responsibilities to Immersion Medical in full, so long as the company's CEO deems expenses reasonable and necessary.

     1.   Receipt must accompany request for reimbursement.

     2. The CEO must approve all expenditures entailed for work pursuant to this agreement before reimbursement will be made.

ARTICLE VI - INTELLECTUAL PROPERTY

     All writings, without limitation, including software program codes, graphic designs, technical data, and documentation related thereto, produced by the Employee in the course of work for Employer, shall be considered works made for hire and the property of Employer. Employee hereby assigns and transfers to Employer the ownership of copyright on any and all such works, whether published or unpublished.

     Employee agrees to immediately disclose to Immersion Medical and to assign to Immersion Medical all computer software and displays and inventions; (1) made or (2) first reduced to practice during the course of the Employee's employment at Immersion Medical, and to grant the right to Immersion Medical (entirely at its own expense) any and all patents for those inventions, displays and software in any and all countries.

     In order to perfect Immersion Medical's right, title and interest in and to said


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     inventions, displays, software, and patents, and to convey to Immersion
     Medical rights under the International Conventions for the Protection of Industrial Property and the Patent Cooperation Treaty, Employee will, without further compensation:

          1.   Execute and deliver all papers and instruments, and
          2. Perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any aforesaid invention as may be deemed necessary by Immersion Medical.


ARTICLE VII -  LIMITATION OF CONTRACTUAL AUTHORITY

     A. Employee shall enter no contractual agreement representing Immersion Medical without the specific prior approval of the CEO. The CEO must approve production Proposals and/or quotes before being presented to the Client.

     B. Employee shall not have the right to obligate any funds without the prior consent of Employer. If such powers of contractual commitment shall be bestowed upon Employee, the limitations of said responsibility shall be clearly stated in Employer policy statement or incorporated herein as an attachment.

ARTICLE VIII - CONFIDENTIALITY

     Employee agrees not at any time or in any manner, either directly or indirectly, to divulge, disclose, or communicate in any manner, any Immersion Medical proprietary and/or confidential information to any third party without the prior written consent of the Employer. Employee will protect the information and treat it as strictly confidential. Information included in this provision includes but is not limited to:
          A.   Technical Information
          B. Development time-line information for products or projects under development
          C.   Pricing information
          B.   Bidding information
          C.   Subcontractor/vendor information
          D.   Company financial data

ARTICLE IX - NON-COMPETE

     Employee agrees NOT TO COMPETE with Immersion Medical during the period of this Agreement and for a period of 12 months upon termination of this Agreement, independent of the reason for termination.

     The term NOT COMPETE as used in this Agreement shall mean that Employee shall not directly or indirectly, or in any capacity, on his own behalf or on behalf of any other organization work for, with, or on behalf of, or be employed by any organization that produces similar products and services as Immersion Medical. Employee will not undertake or assist in the:
          1. Solicitation of any customer, account, or actively pursued lead of Immersion Medical.
          2. Solicitation for the employment of current or former employees of Immersion Medical without the written consent of the management of Immersion Medical.
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          3.   Interfere with the relationships between Immersion Medical and its vendors, clients, employees or partners.
          4.   Damage to the reputation and good name of Immersion Medical.

     Employee agrees that any breach of this Agreement by the Employee would cause irreparable harm to Immersion Medical for which Immersion Medical would have no adequate remedy at law and that, in such event, Immersion Medical shall have the right to an injunction, specific performance or other equitable relief in addition to any remedies available at law.

ARTICLE X - TERMINATION

     This Agreement may be terminated upon:

          A.   Breach of Agreement by either Employee or Employer.

               Or

          B.   Two weeks (10 business days) notice by either party.

     In the event of termination, Employer shall be liable to pay Employee consideration due and owing up to the date of termination.

     Upon termination of this Agreement for any reason, Employee shall return to Employer all copies of any company data, records, or materials, and Employer's confidential and proprietary materials provided to Employee by Employer. Employee shall also submit to Employer all copies of work in progress, or portions thereof, under the direction of Employer by this Agreement.

ARTICLE XI - MODIFICATIONS

     No modification of this Agreement shall be binding upon the parties hereto, unless such is in writing and duly signed by the respective parties hereto.

ARTICLE XII - GOVERNING LAW

     This Agreement shall be governed by the law of the State of Maryland. Any disputes arising under this Agreement solely between Employer and Employee shall be governed by the law of the State of Maryland. However, if the issue in dispute is not covered by Maryland law, or if there is a conflict between Maryland law and the Federal law, e.g., decision of Federal courts, regulations and statutes, the Maryland court shall apply the Federal law. Any litigation under this Agreement, if commenced by the Employee, shall be brought in a court of competent jurisdiction in the State of Maryland.


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ARTICLE XIII - PROCUREMENT INTEGRITY CERTIFICATION

     Employee certified that he has reviewed the Procurement Integrity provisions of the OFPP Act as amended (41 U.S.C. 423), and is familiar with, and will comply with, the requirements and prohibitions it imposes on employees, contractors, and procurement officials. Employee has no knowledge of any offer of employment or future business, money, or other thing of value made to any procurement official of any federal agency with whom this Agreement is likely to require contact.

     Further, Employee has not obtained or solicited from any agency official any proprietary or sensitive, source selection information regarding any procurement which will also be the subject of this Agreement. Employee will immediately report in writing to the President, any information about potential violations of the Act.


ARTICLE XIV - BYRD AMENDMENT CERTIFICATIONS DISCLOSURE

     Employee is familiar with the prohibition on the use of appropriated funds to influence an officer or employee of any Government agency, member of Congress, or an officer or employee of Congress in connection with any Federal grant, the making of any Federal loan, the entering of any Federal contract, grant, loan, or cooperative agreement. Employee agrees to comply with any certification or disclosure requirement required on any covered Federal action on which Employee participates.

ARTICLE XV - ENTIRE AGREEMENT

     This instrument and attachments contain the entire agreement and understanding of the parties hereto. It may not be changed orally, but only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. There is no other contemporaneous understanding or agreement, oral or written, between the parties on said subject matter.

ARTICLE XVI - START DATE

     It would be my understanding that you would start employment with Immersion on or about March 1, 2004. For purposes of this letter, the term "start date" shall mean the day on which you commence employment with the Company.




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ARTICLE XVII - EXECUTION OF AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused these articles to be executed.

IMMERSION MEDICAL                   EMPLOYEE

BY:                                 BY:
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TITLE:                              SOCIAL SECURITY #
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DATE:                               ADDRESS:
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                                 DATE:
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                                  ATTACHMENT 1

INDIVIDUAL CERTIFICATE OF PROCUREMENT INTEGRITY

          I hereby certify that I am familiar with and will comply with the requirements of subsection 27(a) of the Procurement Integrity section of the Office of Federal Procurement Policy Act Amendments of 1988 (41 U.S.C. 423) as implemented in the Federal Acquisition Regulations (FAR 3.104).

          I understand that during the conduct of any Federal agency procurement of property or services in which the Employer competed, neither the Employer nor any officer, employee, representative, agent or consultant may knowingly:

               (1) make, directly or indirectly, any offer or promise of future employment or business opportunity to, or engage, directly or indirectly, in any discussion of future employment or business opportunity with, any procurement official of such agency; or

               (2) offer, give, or promise to offer or give, directly or indirectly, any money, gratuity, or other thing of value to any procurement official of such agency; or

               (3) solicit or obtain, directly or indirectly, from any officer or employee of such agency, prior to the award of a contract any proprietary or source selection information regarding such procurement.

          On any Federal procurement on which I participate personally and substantially, I will immediately report to the President any violation or possible violation of such Procurement Integrity provision occurring on that procurement.


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          SIGNATURE

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          Typed or Printed Name

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          Date